Exhibit 10.1

Execution Version

VOTING AND SUPPORT AGREEMENT

This Voting and Support Agreement (this “Agreement”) is made as of December 30, 2023 by and among (i) ClimateRock, a Cayman Islands exempted company (“SPAC”), (ii) GreenRock Corp, a Cayman Islands exempted company (the “Company”), and (iii) the undersigned member (“Holder”) of the Company. Any capitalized term used but not defined in this Agreement will have the meaning ascribed to such term in the Merger Agreement (as defined below).

WHEREAS, on December 30, 2023, SPAC, the Company, ClimateRock Holdings Limited, a Cayman Islands exempted company and a wholly owned subsidiary of SPAC (“Holdings”), ClimateRock Merger Sub Limited, a Cayman Islands exempted company and a wholly owned subsidiary of Holdings (“SPAC Merger Sub”), and a Cayman Islands exempted company and a wholly owned subsidiary of Holdings, expected to be named GreenRock Merger Sub Corp., which is in the process of being formed by SPAC (“Company Merger Sub”), entered into that certain Agreement and Plan of Merger (as amended or supplemented from time to time in accordance with the terms thereof, the “Merger Agreement”), pursuant to which, among other matters, (a) SPAC Merger Sub will merge with and into SPAC, with SPAC continuing as the surviving company (the “SPAC Merger”), and with the security holders of SPAC receiving substantially equivalent securities of Holdings and (b) Company Merger Sub will merge with and into the Company, with the Company continuing as the surviving company (the “Company Merger”; Company Merger and the SPAC Merger are together referred to herein as the “Mergers”), and with the shareholders of the Company receiving Holdings Ordinary Shares, and as a result of the Mergers, SPAC and the Company will become wholly owned subsidiaries of Holdings, and Holdings will become a publicly traded company listed on a National Exchange, all upon the terms and subject to the conditions set forth in the Merger Agreement and in accordance with the provisions of applicable law;

WHEREAS, the Board of Directors of the Company has (a) approved and declared advisable the Merger Agreement, the Ancillary Agreements and the other transactions contemplated by any such documents (collectively, the “Transactions”), (b) determined that the Transactions are fair to and in the best interests of the Company and its shareholders (the “Company Shareholders”) and (c) recommended the approval and the adoption by each of the Company Shareholders of the Merger Agreement, the Ancillary Agreements and the other Transactions;

WHEREAS, as a condition to the willingness of SPAC to enter into the Merger Agreement, and as an inducement and in consideration therefor, and in view of the valuable consideration to be received by Holder thereunder, and the expenses and efforts to be undertaken by SPAC and the Company to consummate the Transactions, SPAC, the Company and Holder desire to enter into this Agreement in order for Holder to provide certain assurances to SPAC regarding the manner in which Holder is bound hereunder to vote any Company Shares or other equity interests of the Company which Holder beneficially owns, holds or otherwise has voting power (or which Holder will beneficially own, hold, or otherwise have voting power after the date hereof) (the “Shares”) during the period from and including the date hereof through and including the date on which this Agreement is terminated in accordance with its terms (the “Voting Period”) with respect to the Merger Agreement, the Ancillary Agreements and the Transactions.

NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated in this Agreement as if fully set forth below, and intending to be legally bound hereby, the parties hereby agree as follows:

1. Covenant to Vote the Shares in Favor of Transactions. Holder agrees, with respect to all of the Shares:

(a) during the Voting Period, at each meeting of the Company Shareholders or class or series thereof, and in each written consent or resolutions of any of the Company Shareholders in which Holder is entitled to vote or consent, Holder hereby unconditionally and irrevocably agrees to be present for any such meeting and vote (in person or by proxy), or consent to any action by written consent or resolution with respect to, as applicable, the Shares (i) in favor of, and adopt, the Company Merger, the Merger Agreement, the Ancillary Agreements, any amendments to the Company’s Organizational Documents, and all of the other Transactions (and any actions required in furtherance thereof), (ii) in favor of the other matters set forth in the Merger Agreement, and (iii) to vote the Shares in opposition to: (A) any Acquisition Transaction and all other proposals (x) for the acquisition of the Company, (y) that could reasonably be expected to delay or impair the ability of the Company to consummate the Company Merger, the Merger Agreement or any of the Transactions, or (z) which are in competition with or materially inconsistent with the Merger Agreement or the Ancillary Agreements; (B) other than as contemplated by the Merger Agreement, any material change in (x) the present capitalization of the Company or any amendment of the Company’s Organizational Documents or (y) the Company’s corporate structure or business; or (C) any other action or proposal involving the Company or any of its Subsidiaries that is intended, or would reasonably be expected, to prevent, impede, interfere with, delay, postpone or adversely affect in any material respect the Transactions or would reasonably be expected to result in any of the conditions to the Company’s obligations under the Merger Agreement not being fulfilled;

(b) to promptly execute and deliver all related documentation and take such other action in support of the Company Merger, the Merger Agreement, any Ancillary Agreement and any of the Transactions as shall reasonably be requested by the Company or SPAC in order to carry out the terms and provision of this Section 1, including (i) any actions by written consent of the Company Shareholders presented to Holder, and (ii) any applicable Ancillary Agreement, customary instruments of conveyance and transfer, and any consent, waiver, governmental filing, and any similar or related documents;

(c) not to deposit, and to cause their Affiliates not to deposit, except as provided in this Agreement, any Shares owned by Holder or his/her/its Affiliates in a voting trust or subject any Shares to any arrangement or agreement with respect to the voting of such Shares, unless specifically requested to do so by the Company and SPAC in connection with the Merger Agreement, the Ancillary Agreements and any of the Transactions;

(d) except as contemplated by the Merger Agreement or the Ancillary Agreements, make, or in any manner participate in, directly or indirectly, a “solicitation” of “proxies” or consents (as such terms are used in the rules of the SEC) or powers of attorney or similar rights to vote, or seek to advise or influence any Person with respect to the voting of, any capital shares of the Company in connection with any vote or other action with respect to the Transactions, other than to recommend that the Company Shareholders vote in favor of adoption of the Merger Agreement and the Transactions and any other proposal the approval of which is a condition to the obligations of the parties under the Merger Agreement (and any actions required in furtherance thereof and otherwise as expressly provided by Section 1 of this Agreement).

2. Other Covenants.

(a) No Transfers. Holder agrees that during the Voting Period it shall not, and shall cause its Affiliates not to, without SPAC’s and the Company’s prior written consent, (A) offer for sale, sell (including short sales), transfer, tender, pledge, encumber, assign or otherwise dispose of (including by gift) (collectively, a “Transfer”), or enter into any contract, option, derivative, hedging or other agreement or arrangement or understanding (including any profit-sharing arrangement) with respect to, or consent to, a Transfer of, any or all of the Shares; (B) grant any proxies or powers of attorney with respect to any or all of the Shares; (C) permit to exist any lien of any nature whatsoever (other than those imposed by this Agreement, applicable securities Laws or the Company’s Organizational Documents, as in effect on the date hereof) with respect to any or all of the Shares; or (D) take any action that would have the effect of preventing, impeding, interfering with or adversely affecting Holder’s ability to perform its obligations under this Agreement. The Company hereby agrees that it shall not permit any Transfer of the Shares in violation of this Agreement. Holder agrees with, and covenants to, SPAC and the Company that Holder shall not request that the Company register the Transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any Shares during the term of this Agreement without the prior written consent of SPAC and the Company, and the Company hereby agrees that it shall not effect any such Transfer.

(b) Changes to Shares. In the event of an equity dividend or distribution, or any change in the capital shares of the Company by reason of any equity dividend or distribution, equity split, recapitalization, combination, conversion, domestication, exchange of shares or the like, the term “Shares” shall be deemed to refer to and include the Shares as well as all such equity dividends and distributions and any securities into which or for which any or all of the Shares may be changed or exchanged or which are received in such transaction. Holder agrees during the Voting Period to notify SPAC and the Company promptly in writing of the number and type of any additional Shares acquired by Holder, if any, after the date hereof.

(c) Compliance with Merger Agreement. During the Voting Period, Holder agrees to not take or agree or commit to take any action that would make any representation and warranty of Holder contained in this Agreement inaccurate in any material respect. Holder further agrees that it shall use its commercially reasonable efforts to cooperate with SPAC to effect the Company Merger, all other Transactions, the Merger Agreement, the Ancillary Agreements and the provisions of this Agreement.

(d) Registration Statement. During the Voting Period, Holder agrees to provide to SPAC, the Company and their respective Representatives any information regarding Holder or the Shares that is reasonably requested by SPAC, the Company or their respective Representatives (including Holdings) for inclusion in the Form F-4.

(e) Publicity. Holder shall not issue any press release or otherwise make any public statements with respect to the Transactions or the transactions contemplated herein without the prior written approval of the Company and SPAC. Holder hereby authorizes the Company and SPAC to publish and disclose in any announcement or disclosure required by the SEC, Nasdaq or the Form F-4 (including all documents and schedules filed with the SEC in connection with the foregoing), Holder’s identity and ownership of the Shares and the nature of Holder’s commitments and agreements under this Agreement, the Merger Agreement and any other Ancillary Agreement.

3. Representations and Warranties of Holder. Holder hereby represents and warrants to SPAC and the Company as follows:

(a) Binding Agreement. Holder (i) if a natural person, is of legal age to execute this Agreement and is legally competent to do so and (ii) if not a natural person, is (A) a corporation, limited liability company, company or partnership duly organized and validly existing under the laws of the jurisdiction of its organization and (B) has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. If Holder is not a natural person, the execution and delivery of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby by Holder has been duly authorized by all necessary corporate, limited liability or partnership action on the part of Holder, as applicable. This Agreement, assuming due authorization, execution and delivery hereof by the other parties hereto, constitutes a legal, valid and binding obligation of Holder, enforceable against Holder in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditor’s rights, and to general equitable principles). Holder understands and acknowledges that SPAC is entering into the Merger Agreement in reliance upon the execution and delivery of this Agreement by Holder.

(b) Ownership of Shares. As of the date hereof, Holder has beneficial ownership over the type and number of the Shares set forth under Holder’s name on the signature page hereto, is the lawful owner of such Shares, has the sole power to vote or cause to be voted such Shares, and has good and valid title to such Shares, free and clear of any and all pledges, mortgages, encumbrances, charges, proxies, voting agreements, liens, adverse claims, options, security interests and demands of any nature or kind whatsoever, other than those imposed by this Agreement, applicable securities Laws or the Company’s Organizational Documents, as in effect on the date hereof. There are no claims for finder’s fees or brokerage commission or other like payments in connection with this Agreement or the transactions contemplated hereby pursuant to arrangements made by Holder. Except for the Shares set forth under Holder’s name on the signature page hereto, as of the date of this Agreement, Holder is not a beneficial owner or record holder of any: (i) equity securities of the Company, (ii) securities of the Company having the right to vote on any matters on which the holders of equity securities of the Company may vote or which are convertible into or exchangeable for, at any time, equity securities of the Company or (iii) options, warrants or other rights to acquire from the Company any equity securities or securities convertible into or exchangeable for equity securities of the Company.

(c) No Conflicts. No filing with, or notification to, any Governmental Authority, and no consent, approval, authorization or permit of any other person is necessary for the execution of this Agreement by Holder, the performance of its obligations hereunder or the consummation by it of the transactions contemplated hereby. None of the execution and delivery of this Agreement by Holder, the performance of its obligations hereunder or the consummation by it of the transactions contemplated hereby shall (i) conflict with or result in any breach of the certificate of incorporation, bylaws or other comparable organizational documents of Holder, if applicable, (ii) result in, or give rise to, a violation or breach of or a default under any of the terms of any Contract or obligation to which Holder is a party or by which Holder or any of the Shares or its other assets may be bound, or (iii) violate any applicable Law or Order, except for any of the foregoing in clauses (i) through (iii) as would not reasonably be expected to impair Holder’s ability to perform its obligations under this Agreement in any material respect.

(d) No Inconsistent Agreements. Holder hereby covenants and agrees that, except for this Agreement, Holder (i) has not entered into, nor will enter into at any time while this Agreement remains in effect, any voting agreement or voting trust with respect to the Shares inconsistent with Holder’s obligations pursuant to this Agreement, (ii) has not granted, nor will grant at any time while this Agreement remains in effect, a proxy, a consent or power of attorney with respect to the Shares and (iii) has not entered into any agreement or knowingly taken any action (nor will enter into any agreement or knowingly take any action) that would make any representation or warranty of Holder contained herein untrue or incorrect in any material respect or have the effect of preventing Holder from performing any of its material obligations under this Agreement.

4. Miscellaneous.

(a) Termination. Notwithstanding anything to the contrary contained herein, this Agreement shall automatically terminate, and none of SPAC, the Company or Holder shall have any rights or obligations hereunder, upon the earliest to occur of (i) the mutual written consent of SPAC, the Company and Holder, (ii) the Effective Time (following the performance of the obligations of the parties hereunder required to be performed at or prior to the Effective Time), and (iii) the date of termination of the Merger Agreement in accordance with its terms. The termination of this Agreement shall not prevent any party hereunder from seeking any remedies (at law or in equity) against another party hereto or relieve such party from liability for such party’s breach of any terms of this Agreement. Notwithstanding anything to the contrary herein, the provisions of this Section 4(a) shall survive the termination of this Agreement.

(b) Binding Effect; Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns. This Agreement and all obligations of Holder are personal to Holder and may not be assigned, transferred or delegated by Holder at any time without the prior written consent of SPAC and the Company, and any purported assignment, transfer or delegation without such consent shall be null and void ab initio. Each of the Company and SPAC may freely assign any or all of its rights under this Agreement, in whole or in part, to any successor entity (whether by merger, consolidation, equity sale, asset sale or otherwise) without obtaining the consent or approval of Holder.

(c) Third Parties. Nothing contained in this Agreement or in any instrument or document executed by any party in connection with the transactions contemplated hereby shall create any rights in, or be deemed to have been executed for the benefit of, any person that is not a party hereto or thereto or a successor or permitted assign of such a party.

(d) Governing Law; Jurisdiction. This Agreement, and all claims or causes of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby, shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of Laws of another jurisdiction; provided that matters that as a matter of the laws of the Cayman Islands are required to be governed by the laws of the Cayman Islands shall be governed by, and construed in accordance with, the laws of the Cayman Islands, without regard to laws that may be applicable under conflicts of laws principles that would cause the application of the laws of any jurisdiction other than the Cayman Islands to such matters.

(e) WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION BASED UPON, ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(f) Interpretation. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement. In this Agreement, unless the context otherwise requires: (i) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (ii) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding or succeeding such term and shall be deemed in each case to be followed by the words “without limitation”; (iii) the words “herein,” “hereto,” and “hereby” and other words of similar import in this Agreement shall be deemed in each case to refer to this Agreement as a whole and not to any particular section or other subdivision of this Agreement; and (iv) the term “or” means “and/or”. The parties have participated jointly in the negotiation and drafting of this Agreement. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

(g) Notices. All notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered (i) in person, (ii) by facsimile or other electronic means, with affirmative confirmation of receipt, (iii) one Business Day after being sent, if sent by reputable, nationally recognized overnight courier service or (iv) three (3) Business Days after being mailed, if sent by registered or certified mail, pre-paid and return receipt requested, in each case to the applicable party at the following addresses (or at such other address for a party as shall be specified by like notice):

If to SPAC, to: ClimateRock 25 Bedford Square London, England, WC1B 3HH Attn: Abhishek Bawa Email: ab@climate-rock.com	With a copy to (which shall not constitute notice): ArentFox Schiff LLP 1717 K Street NW Washington, D.C. 20006 Attention: Ralph De Martino, Esq. Tel: (202) 724-6848 Email: ralph.demartino@afslaw.com
If to the Company, to: GreenRock Corp 25 Bedford Square London, England, WC1B 3HH Attn: Per Regnarsson Telephone No.: +44 7747767496 E-mail: per.regnarsson@grrck.com

With a copy to (which shall not constitute notice):

Ellenoff Grossman & Schole LLP
1345 Avenue of the Americas, 11th Floor
New York, New York 10105
Attn: Barry I. Grossman, Esq.

Lloyd N. Steele, Esq.

Facsimile No.: (212) 370-7889

Telephone No.: (212) 370-1300

Email: bigrossman@egsllp.com

lsteele@egsllp.com

If to Holder, to: the address set forth under Holder’s name on the signature page hereto, with a copy (which will not constitute notice) to, if not the party sending the notice, each of the Company and SPAC (and each of their copies for notices hereunder).

(h) Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of SPAC, the Company and the Holder. No failure or delay by a party in exercising any right hereunder shall operate as a waiver thereof. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

(i) Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. The Parties further agree that if any provision contained herein is, to any extent, held invalid or unenforceable in any respect under the Laws governing this Agreement, they shall take any actions necessary to render the remaining provisions of this Agreement valid and enforceable to the fullest extent permitted by Law and, to the extent necessary, shall amend or otherwise modify this Agreement to replace any provision contained herein that is held invalid or unenforceable with a valid and enforceable provision giving effect to the intent of the Parties.

(j) Enforcement. The Parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the Parties do not perform their obligations under the provisions of this Agreement in accordance with its specified terms or otherwise breach such provisions. The Parties acknowledge and agree that (a) the Parties shall be entitled to an injunction, specific performance, or other equitable relief, to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, without proof of damages, prior to the valid termination of this Agreement, this being in addition to any other remedy to which they are entitled under this Agreement, and (b) the right of specific enforcement is an integral part of the transactions contemplated by this Agreement and without that right, none of the Parties would have entered into this Agreement. Each Party agrees that it will not oppose the granting of specific performance and other equitable relief on the basis that the other Parties have an adequate remedy at Law or that an award of specific performance is not an appropriate remedy for any reason at Law or equity. The Parties acknowledge and agree that any Party seeking an injunction to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 4(j) shall not be required to provide any bond or other security in connection with any such injunction.

(k) Expenses. Except as otherwise provided herein, each Party shall bear its own expenses incurred in connection with this Agreement and the Transactions contemplated hereby if such Transactions are not consummated, including all fees of its legal counsel, financial advisers and accountants.

(l) No Partnership, Agency or Joint Venture. This Agreement is intended to create a contractual relationship among Holder, the Company and SPAC, and is not intended to create, and does not create, any agency, partnership, joint venture or any like relationship among the parties hereto or among any other Company Shareholders entering into voting agreements with the Company or SPAC. Nothing contained in this Agreement shall be deemed to vest in SPAC any direct or indirect ownership or incidence of ownership of or with respect to any Shares.

(m) Further Assurances. From time to time, at another party’s request and without further consideration, each party shall execute and deliver such additional documents and take all such further action as may be reasonably necessary or desirable to consummate the transactions contemplated by this Agreement.

(n) Entire Agreement. This Agreement (together with the Merger Agreement to the extent referred to herein) constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled; provided, that, for the avoidance of doubt, the foregoing shall not affect the rights and obligations of the parties under the Merger Agreement or any Ancillary Agreement. Notwithstanding the foregoing, nothing in this Agreement shall limit any of the rights or remedies of SPAC or the Company, or any of the obligations of Holder under any other agreement between Holder and either SPAC or the Company, respectively, or any certificate or instrument executed by Holder in favor of SPAC or the Company, and nothing in any other agreement, certificate or instrument shall limit any of the rights or remedies of SPAC or the Company or any of the obligations of Holder under this Agreement.

(o) Counterparts; Facsimile. This Agreement may also be executed and delivered by facsimile or electronic signature or by email in portable document format in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Remainder of Page Intentionally Left Blank; Signature Pages Follows]

IN WITNESS WHEREOF, the parties have executed this Voting and Support Agreement as of the date first written above.

SPAC:

CLIMATEROCK

By:
Name:
Title:

[Signature Page to Voting and Support Agreement]

IN WITNESS WHEREOF, the parties have executed this Voting and Support Agreement as of the date first written above.

The Company:

GREENROCK CORP

By:
Name:
Title:

[Signature Page to Voting and Support Agreement]

IN WITNESS WHEREOF, the parties have executed this Voting and Support Agreement as of the date first written above.

Holder:

[●]

By:
Name:

Number and Type of Shares:

__________ Company Shares

Address for Notice:

Address: ________________________________________
_______________________________________________
_______________________________________________
Facsimile No.: ____________________________________
Telephone No.: ___________________________________
Email:___________________________________________

[Signature Page to Voting and Support Agreement]